KPMG

KPMG Auditores Independentes
Rua Arquiteto Olavo Redig de Campos, 105, 6º andar - Torre A
04711-904 - São Paulo/SP - Brasil
Caixa Postal 79518 - CEP 04707-970 - São Paulo/SP - Brasil
Telefone +55 (11) 3940-1500
kpmg.com.br

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Netshoes (Cayman) Limited

We consent to the use of our report incorporated by reference herein.

KPMG Auditores Independentes

KPMG Auditores Independentes
São Paulo, Brazil
February 11, 2019